Exhibit 32.1

Certification of CEO Pursuant to 18 U.S.C. Section 1350
(Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)

In connection with this amendement to the Annual Report on Form 10-K of International Shipholding Corporation (the “Company”) for the period ending December 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Niels M. Johnsen, as Chairman and Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  June 29, 2011

/s/ Niels M. Johnsen
                                                                                                  _______________________________
Niels M. Johnsen
Chairman of the Board of Directors and
Chief Executive Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.